NOTE  ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS NOTE ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made and entered into as of the 23rd day of February, 2012, by and among Platinum Long Term Growth LLC (“Platinum”), a Delaware limited liability company with an address of 152 West 57th Street, 4th Floor, New York, NY 10019, Lakewood Group, LLC (“Lakewood,” and together with Platinum, each an “Assignor,” and collectively, the “Assignors”), a Delaware limited liability company with an address of 152 West 57th Street, 4th Floor, New York, NY 10019, Frost Gamma Investments Trust (“FGIT”), a Florida Trust with an address of 4400 Biscayne Boulevard, Miami, Florida 33137, and Michael Brauser (“Brauser,” and together with FGIT, each an “Assignee” and collectively, the “Assignees”), an individual with an address of c/o Law Office of Benjamin S. Brauser, P.A., 4400 Biscayne Blvd, Ste 850, Miami, FL  33137, and is agreed to and accepted by the Makers (as defined below).

W I T N E S S E T H:

WHEREAS, (i) Platinum is the holder of a Senior Convertible Promissory Note in the original principal amount of $6,400,000, with a current outstanding principal balance as of the date hereof of $6,368,183.05 (the “Platinum Note”) that was issued by Sagebrush Gold, Ltd., a Nevada corporation (“Sage”), and Gold Acquisition Corp., a Nevada corporation (the “Holding Company,” and together with Sage, each a “Maker” and jointly and severally the “Makers”) to Platinum on or about August 31, 2011, and (ii) Lakewood is the holder of a Senior Convertible Promissory Note in the original principal amount of $1,600,000, with a current outstanding principal balance as of the date hereof of $1,592,045.76 (the “Lakewood Note,” and together with the Platinum Note, collectively referred to herein as the “Notes”) that was issued by the Makers to Lakewood on or about August 31, 2011; and

WHEREAS, in consideration for the Purchase Price (as defined below), upon the terms and conditions set forth in this Agreement, each Assignor desires to assign to the Assignees a portion of the outstanding principal amount of such Assignor’s Note as of the date hereof as set forth on Annex A hereto opposite such Assignor’s name (the “Acquired Notes” and, such portion of the Notes retained by Platinum and Lakewood, the “Remainder Notes”) and certain rights and remedies of such Assignor as set forth in the Security Documents (as defined in the Notes) and the Transaction Documents (as defined in the Notes) with respect to the Acquired Notes only, and each Assignee desires to accept such assignment of the Acquired Notes as set forth on Annex A hereto opposite such Assignee’s name and to assume the rights and obligations of the Assignors, solely with respect to the Acquired Notes, pursuant to the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.	Assignment and Assumption.

(a)    Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, and in consideration for an aggregate purchase price of $4,000,000 (the “Purchase Price”), the Assignors hereby assign to the Assignees the Acquired Notes and the Assignees hereby accept such assignment of the Acquired Notes, as set forth and allocated on Annex A hereto.  Assignees acknowledge and agree that they are not entitled to any interest that has accrued on the Notes or the Acquired Notes on or prior to the date hereof (the “Excluded Interest”), all of which Excluded Interest shall be retained by Platinum and Lakewood.  Assignees shall be entitled to interest on the Acquired Notes that accrues from and after the date hereof. OTHER THAN THE REPRESENTATIONS SET FORTH IN SECTION 4 HEREOF, EACH ASSIGNOR DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY NATURE CONCERNING THE MAKERS, THE NOTES, THE ACQUIRED NOTES OR THE TRANSACTION DOCUMENTS AND EXPRESSLY DISCLAIMS ANY AND ALL ENDORSEMENT LIABILITY.  THIS IS AN ASSIGNMENT WITHOUT RECOURSE TO THE ASSIGNORS AND IS MADE WITHOUT REPRESENTATION OR WARRANTY OF THE ASSIGNORS EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 4 HEREOF.

(b)    The parties hereto acknowledge that from and after the date hereof, all of the rights and remedies set forth in the Notes, the Security Documents and the Transaction Documents with respect to the Acquired Notes acquired by an Assignee shall inure to the benefit of such Assignee. Without, limiting the foregoing, from and after the date hereof, each Assignee shall be entitled to all payments of principal and interest (except Excluded Interest) when due and payable in accordance with the terms of the Notes and to the Conversion Option (as defined in the Notes) with respect to such Acquired Notes, it being understood that the Assignors are and shall remain entitled to all of such rights and remedies with respect to the Remainder Notes (and the Security Documents and Transaction Documents) until such time as all obligations of the Makers to the Assignors are satisfied and paid in full.

(c)     It is acknowledged and agreed that, upon consummation of the transactions contemplated hereby, no consent of any Assignor shall be required for the exercise of any rights and remedies of any Assignee under the Acquired Notes, and no consent of any Assignee shall be required for the exercise of any rights and remedies of any Assignor under the Remainder Notes. Notwithstanding the foregoing, upon consummation of the transactions contemplated hereby, (A) no Assignor may agree to any waiver or amendment of, or consent to any departure from, any provision of the Remainder Notes, the Notes or any Transaction Document without the prior written consent of each Assignee, and (B) no Assignee may agree to any waiver or amendment of, or consent to any departure from, any provision of the Acquired Notes, the Notes or any Transaction Document without the prior written consent of each Assignor. Notwithstanding the foregoing, the Assignors hereby consent to the modifications of the Acquired Notes as contemplated pursuant to the Assignees Modification Agreement (as defined in Section 2(d) below) and the Assignees hereby consent to the modifications of the Remainder Notes as contemplated pursuant to the Assignors Modification Agreement (as defined in Section 2(d) below).

(d)     Upon consummation of the transactions contemplated hereby, no Assignor or Assignee may assign or transfer its interests in any Note, Remainder Note, Acquired Note or any other Transaction Document unless the transferee thereof agrees in writing to be bound by the terms hereof (it being understood that such provisions shall not apply to any transferee of common stock of Sage received upon a conversion of the Notes).

        (f)     The Assignors hereby agree that, from and after the date hereof, each Assignee shall be entitled to exercise the rights and remedies of the Assignors, solely with respect to the Acquired Notes, as reflected on Annex A , as a holder of the Acquired Notes, pursuant to the Acquired Notes, the Security Documents and the Transaction Documents. Each Assignee hereby assumes the obligations of the Assignors, solely with respect to the Acquired Notes, as reflected on Annex A, as a holder of the Acquired Notes, the Security Documents and the Transaction Documents.

(g)     No consideration shall be offered or paid by or on behalf of a Maker to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents.  Further, the Makers shall not make any payment of principal or interest on the Acquired Notes or the Remainder Notes in amounts which are disproportionate to the respective principal amounts outstanding on the Acquired Notes or the Remainder Notes at any applicable time (other than as set forth in the Collateral Agency Agreement in the event of acceleration by certain holders), unless, in the case of a prepayment, a holder of the Acquired Notes or the Remainder Notes declines to permit such prepayment as set forth in the Acquired Notes and the Remainder Notes.  For clarification purposes, this provision constitutes a separate right granted to each Assignor and Assignee by the Makers and negotiated separately by each such Assignor and Assignee, and is intended for the Makers to treat the holders of the Acquired Notes and the Remainder Notes as a class and shall not in any way be construed as such holders acting in concert or as a group with respect to the purchase, disposition or voting of securities or otherwise.  So long as any Remainder Note remains outstanding, the Makers shall not enter into any financing, exchange or other transaction of any nature with any Assignee or its affiliates unless each Assignor shall have been granted the right to participate in such financing, exchange or other transaction on a pro-rata basis based on the principal amount of the Acquired Notes and the Remaining Notes then outstanding (unless otherwise agreed to by the parties hereto in writing) and otherwise on the same terms offered to Assignees or their affiliates; provided, that, it is acknowledged and agreed that the foregoing clause shall not apply to the issuance on or about the date hereof by Sage of not more than 1,000,000 shares of its Series D Preferred Stock to the Assignees.  For so long as any portion of the Remainder Notes remains outstanding, the terms and conditions of Sage’s Series D Preferred Stock shall not be modified without the prior written consent of the Assignors.

(h)     The Assignees have been informed that the Assignors have consented to (1) the incurrence of indebtedness of the Makers to FGIT, as set forth in that certain letter agreement dated on or about the date hereof  by and among the Assignors, the Makers, and FGIT in the form attached hereto as Exhibit A, and (2) the issuance of shares of Sage’s common stock to the holders of warrants to acquire shares of Continental Resources Group, Inc., a company whose assets Sage acquired, as set forth in that certain letter agreement dated on or about the date hereof by and among the Makers and the Assignors in the form attached hereto as Exhibit B.

2.           Closing.

(a)           The closing of the transactions contemplated pursuant to the Assignment and Assumptions Agreement shall take place at a closing (the “Closing”), to be held at such date, time and place at the law office of Sichenzia Ross Friedman & Ference LLP (“SRFF”) as shall be determined by the Assignees on notice to the Assignors.

(b)           At the Closing:

(i)  The Assignors and the Assignees shall deliver to the parties hereto a fully executed copy of this Agreement, together with the agreement and acceptance of the Makers.

(ii)  The Assignees shall pay to each Assignor the Purchase Price for the assignment of a portion of the Notes by wire transfer of immediately available funds in the amounts and pursuant to the wire instructions set forth on Annex B hereto.

(iii)  The Assignees and the Assignors shall have entered into the Amended and Restated Collateral Agency Agreement (the “Collateral Agency Agreement”) in substantially the form attached hereto as Exhibit C.

(c)           At and at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

(d)           Within five (5) days after the Closing, the Makers hereby agree: (i)  to deliver to each Assignee one or more notes in such Assignee’s name evidencing the Acquired Notes acquired by such Assignee, as reflected on Annex A, in form and substance identical to the Notes (other than with respect to the name of the holder, the aggregate outstanding principal amount of the Note, as reflected  on Annex A, and with such modifications to the Acquired Notes set forth in the Note Modification Agreement dated on or about the date hereof among the Makers and the Assignees in substantially the form attached hereto as Exhibit D) (the “Assignees Note Modification Agreement”), and (ii)  to deliver to each Assignor one or more notes in such Assignor’s name evidencing the Remainder Notes after giving effect to the transactions contemplated herein, as reflected on Annex A, in form and substance identical to the Notes (other than with respect to the aggregate outstanding principal amount of the Note, as reflected on Annex A, and with such modifications to the Remainder Notes as set forth in the Note Modification Agreement dated on or about the date hereof among the Makers and the Assignors in substantially the form attached hereto as Exhibit E) (the “Assignors Note Modification Agreement”). Simultaneously with the receipt of the Remainder Notes (which Remainder Notes shall be in in a form consistent with the Assignors Note Modification Agreement, as reasonably determined by the Assignors), Platinum and Lakewood shall return their respective original Notes to the Makers.

3.           Representations and Warranties of the Assignees.  Each Assignee (individually and not jointly) hereby makes the following representations and warranties to the Assignors:

(a)           Such Assignee has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.  No consent, approval or agreement of any individual or entity is required to be obtained by such Assignee in connection with the execution and performance by such Assignee of this Agreement or the execution and performance by such Assignee of any agreements, instruments or other obligations entered into in connection with this Agreement.  Upon execution and delivery hereof, this Agreement shall be a legal, valid and bonding agreement of each Assignee, enforceable against such Assignee in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights and by general principles of equity.

(b)           Such Assignee acknowledges that such Assignee has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Makers concerning the financial and other affairs of the Makers.

 (c)           Such Assignee represents and warrants that no person is entitled to receive a finder’s fee from the Assignors in connection with this Agreement as a result of any action taken by such Assignee or the Assignors pursuant to this Agreement, and agrees to indemnify and hold harmless each Assignor, and their respective employees, and affiliates, in the event of a breach of the representation and warranty.  This representation and warranty shall survive the Closing.

(d)           Such Assignee acknowledges and agrees that the Assignors have made no representation or warranty whatsoever concerning (i) the performance, prospects or financial condition of the Makers, (ii) the validity or enforceability of any of the Notes (including the Acquired Notes) or the Transaction Documents or (iii) the Makers’ compliance with the terms of the Notes and the other Transaction Documents.

(e)           Such Assignee represents that (i) it is acquiring the Acquired Notes for investment purposes and not with a view to distribution, (ii) it is an accredited investor (as defined in Rule 501 under the Securities Act of 1933) and understands that it may be required to hold the Acquired Notes (and bear the risk of such investment) for an indefinite period of time, and (iii) no general solicitation was used by the Assignors in connection with the transfer of the Acquired Notes to such Assignee.

4.           Representations and Warranties of the Assignors.  Each Assignor (individually and not jointly) hereby makes the following representations and warranties to the Assignees:

(a)           Such Assignor owns its applicable Note free and clear of all any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind.

(b)           Such Assignor has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out such Assignor’s obligations hereunder.  No consent, approval or agreement of any individual or entity is required to be obtained by such Assignor in connection with the execution and performance by such Assignor of this Agreement or the execution and performance by such Assignor of any agreements, instruments or other obligations entered into in connection with this Agreement.  Upon execution and delivery hereof, this Agreement shall be a legal, valid and bonding agreement of each Assignor, enforceable against such Assignor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights and by general principles of equity.

(c)           There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to such Assignor’s knowledge, threatened against such Assignor or any of such Assignor’s properties, in each case that could reasonably be expected to prevent the assignment of the Notes contemplated hereby.  There is no judgment, decree or order against such Assignor that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(d)           There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations pending or, to such Assignor’s knowledge, threatened against such Assignor or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation, in each case that could reasonably be expected to prevent the assignment of the Notes contemplated hereby. No bankruptcy, receivership or debtor relief proceedings are pending or, to such Assignor’s knowledge, threatened against such Assignor.

(e)           Such Assignor is aware of the Makers’ business affairs and financial condition and has reached an informed and knowledgeable decision to assign a portion of its applicable Note to the Assignees.

5.           Termination by Mutual Agreement.  This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by all of the parties hereto.

6.           Miscellaneous.

(a)           Entire Agreement.  This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the Agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

(b)           Severability.  If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

(c)           Notices.  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 6(c).  Notices shall be deemed to have been received on the date of personal delivery or telecopy or other receipt.

(d)           Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law.  Each of the parties hereby  irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the County of New York in the State of New York, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process made either (x) in the manner set forth in Section 6 (c) of this Agreement (other than by telecopier), or (y) any other method of service permitted by law.

(e)           Waiver of Jury Trial.  EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

(f)           Parties to Pay Own Expenses.  Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

(g)           Successors.  This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.

(h)           Further Assurances.  Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

(i)           Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(j)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

(k)           Headings.  The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

(l)           Legal Representation.  Each party hereto acknowledges that it has been represented by independent legal counsel in the preparation of the Agreement.  Each party recognizes and acknowledges that counsel to the Makers has represented other shareholders of the Makers and may, in the future, represent others in connection with various legal matters and each party waives any conflicts of interest and other allegations that it has not been represented by its own counsel.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ASSIGNORS:

PLATINUM LONG TERM GROWTH LLC

By:
Name:
Title:

LAKEWOOD GROUP LLC

By:
Name:
Title:

ASSIGNEES:

FROST GAMMA INVESTMENTS TRUST

By:
Name:
Title:

MICHAEL BRAUSER

AGREED TO AND ACCEPTED:

MAKERS:

SAGEBRUSH GOLD, LTD.

By:
Name:
Title:

GOLD ACQUISITION CORP.

By:
Name:
Title:

ANNEX A

The following table sets forth the holders of the Notes, the outstanding principal amount of the Notes and accrued interest on the Notes as of February 23, 2012 prior to giving effect to the assignment and assumption.

Holder	Principal Amount of the Notes Held by the Holder	Accrued Interest on the Notes
Platinum	$6,368,183.05	$76,418.20
Lakewood	$1,592,045.76	$19,104.55

The following table gives effect the assignment and assumption of a portion of the Note from Assignors and Assignee and the allocation of the Purchase Price.

Holder	Principal Amount of Note Assigned to FGIT	Purchase Price Paid by FGIT to Holder	Principal Amount of Note Assigned to Brauser	Purchase Price Paid by Brauser to Holder
Platinum	$1,920,000	$1,920,000	$1,280,000	$1,280,000
Lakewood	$480,000	$480,000	$320,000	$320,000

The following table sets forth the holders of the Notes and the outstanding principal amount of the Notes after giving effect to the assignment and assumption.
Holder	Principal Amount of the Note Held by the Holder
Platinum	$3,168,183.05
Lakewood	$792,045.76
FGIT	$2,400,000
Brauser	$1,600,000

Annex B
Wire Instructions

Amount to be transmitted to Platinum via wire transfer: $3,200,000

Wire instructions for Platinum:

TD Bank N.A.
ABA 026013673
Account Name: Platinum Long Term Growth, LLC
Account Number: 4257053101

Amount to be transmitted to Lakewood via wire transfer: $800,000

Wire instructions for Lakewood:

Capital One Bank
ABA: 021407912
Account Name: Platinum Partners Credit Opportunities Master Fund LP
Account Number: 5801403109

Exhibit A
Consent of Assignors to Incurrence of FGIT Debt

Exhibit B
Consent of Assignors to Warrant Exchange

Exhibit C
Amended and Restated Collateral Agency Agreement

Exhibit D
Assignees’ Note Modification Agreement

Exhibit E
Assignors’ Note Modification Agreement